Exhibit 99.1
FOR IMMEDIATE RELEASE
Wyndham Worldwide Reports Fourth Quarter and Full Year 2008 Results
• Fourth quarter adjusted diluted EPS of $0.47, up 2% from 2007
• Full year 2008 adjusted diluted EPS of $2.18, up 3% from 2007
PARSIPPANY, N.J. (February 13, 2008) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2008.
FOURTH QUARTER and FULL YEAR 2008 HIGHLIGHTS:

During the fourth quarter of 2008, the Company incurred significant non-cash goodwill and other impairment charges, restructuring charges, currency conversion losses related to the transfer of cash from our Venezuela operations and some positive legacy adjustments. The following table reflects these special items and provides a comparison to similarly adjusted results for 2007:

	Fourth Quarter 2008		Fourth Quarter 2007
(In millions, except per share)	After-tax	Per Share	After-tax	Per Share

Net Income/(Loss)	$(1,356)	$(7.63)	$104	$0.58

Special Items:
Goodwill and Other Impairments	1,378	7.75	—	—
Restructuring Costs	45	0.25	—	—
Currency Conversion Losses	24	0.14	—	—
Legacy Adjustments	(7)	(0.04)	(21)	(0.12)

Total Special Items	1,440	8.10	(21)	(0.12)

Adjusted Net Income	$84	$0.47	$83	$0.46

“There are several special items in the fourth quarter results for 2008, including a goodwill impairment charge, restructuring costs and foreign currency conversion losses. If you remove those items, Wyndham Worldwide produced operating income growth in the fourth quarter and full year 2008. These positive operating results reflect our resilient business model and proactive efforts by the management team to reduce costs, improve productivity and grow market share,” said Stephen P. Holmes, Chairman and CEO, Wyndham Worldwide.
•	On an adjusted basis, fourth quarter 2008 net income and earnings per share increased 1% and 2%, respectively, compared with 2007.

•	Fourth quarter revenues of $911 million declined by 12% compared with 2007, reflecting a significant and deliberate slowdown of the vacation ownership business implemented during the quarter and increased loan loss provision, coupled with an adverse foreign currency effect due to the strengthening U.S. dollar.

•	The Company incurred a non-cash goodwill impairment charge of $1.3 billion related to the adverse financial markets and the previously announced reduction of its vacation ownership business. This goodwill impairment charge has no impact on the Company’s cash position, liquidity or credit agreements.

•	Fourth quarter adjusted net income was $84 million, or $0.47 diluted earnings per share, excluding the special items (as detailed above). Fourth quarter reported net loss was $1.4 billion or a loss of $7.63 per share primarily driven by the $1.3 billion non-cash goodwill impairment charge.

•	Lodging opened over 19,000 rooms in the fourth quarter of 2008, ending the year with net growth of 8% (including the acquisition of the Microtel and Hawthorn brands) and grew its pipeline by almost 6,000 rooms to approximately 111,000, up 5% from prior year. Over 55% of this pipeline is new construction and the majority of the properties scheduled to open in 2009 have already secured financing or are under construction.

•	Full-year 2008 revenues were approximately $4.3 billion, essentially flat compared to 2007, despite the slow-down of the vacation ownership business implemented in the fourth quarter.

•	Full-year 2008 adjusted net income was $388 million, or $2.18 diluted earnings per share, excluding special items. Full year reported net loss was $1.1 billion or a loss of $6.05 per share.
FOURTH QUARTER 2008 OPERATING RESULTS
Revenues for the fourth quarter of 2008 were $911 million, down 12% over the same period in 2007, primarily reflecting the reduction of the vacation ownership business and increased loan loss provision, as well as the unfavorable foreign currency impact due to the strengthening dollar in the vacation exchange and rentals business.
Reported net loss for the fourth quarter of 2008 was $1.4 billion, or a loss of $7.63 per share, compared with net income of $104 million, or $0.58 diluted earnings per share, for the fourth quarter of 2007. 2008 results include $1.4 billion of non-cash asset impairment charges.
The Company recorded a non-cash charge of $1.3 billion to reduce the value of its goodwill related to the vacation ownership business. This charge has no impact on the Company’s cash position, liquidity or credit agreements.

Also included in 2008 fourth quarter results are the after-tax impacts of $45 million in restructuring costs, $41 million of other asset impairments, currency conversion losses related to the transfer of cash from our Venezuela operations of $24 million and the net benefit from $7 million of legacy adjustments.
Adjusted net income for the fourth quarter of 2008 was $84 million, or $0.47 diluted earnings per share, compared with adjusted net income of $83 million, or $0.46 diluted earnings per share, for the fourth quarter of 2007. Fourth quarter 2007 adjusted earnings per share excludes the after-tax impact of a net benefit of $21 million legacy adjustments.
On an adjusted basis, fourth quarter 2008 net income and earnings per share increased 1% and 2%, respectively, compared with 2007.
FULL YEAR 2008 OPERATING RESULTS
Revenues for full year 2008 were $4.3 billion essentially flat compared with 2007 revenues of $4.4 billion.
•	Lodging revenues grew 4% primarily due to incremental international properties and the Microtel and Hawthorn brands acquisition, which offset a 2% decline in worldwide revenue per available room (RevPAR).

•	Vacation Exchange and Rentals revenues increased 3% compared with full year 2007, reflecting the overall full year favorable impact of foreign currency along with increases in average vacation exchange members and average price per vacation rental. This was partly offset by declines in the number of vacation rental transactions and average annual dues and exchange fees per member.

•	Vacation Ownership full year 2008 net revenues decreased 6%, reflecting a higher provision for loan losses, an increase in deferred revenue and the deliberate slowdown in the sales pace which was partially offset by increased property management fees and higher consumer finance income.
Net loss for the full year 2008 was $1.1 billion, or a loss of $6.05 per share, compared with net income of $403 million, or $2.20 diluted earnings per share, for full year 2007.
On an adjusted basis, net income for the full year 2008 was $388 million, or $2.18 diluted earnings per share, compared with adjusted net income of $387 million, or $2.12 diluted earnings per share, for full year 2007. 2008 adjusted diluted earnings per share excludes the after-tax impacts of the following special items: a $1.3 billion non-cash goodwill impairment charge for Vacation Ownership, $58 million in other non-cash impairment charges, $49 million in restructuring costs to reduce overhead and streamline operations, a $24 million cash charge due to currency conversion losses related to the transfer of cash from our Venezuela operations and the net benefit of $6 million legacy adjustments. 2007 adjusted diluted earnings per share excludes the after-tax impact of $10 million of separation and related costs and a net benefit of $26 million legacy adjustments. On an adjusted basis, full year 2008 net income and diluted earnings per share were flat and up 3%, respectively, compared with 2007.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $170 million in the fourth quarter of 2008, a decline of 3% compared with the fourth quarter of 2007, primarily reflecting a decline in worldwide RevPAR and lower property management reimbursable revenues, partly offset by higher revenues resulting from the July 2008 Microtel and Hawthorn brands acquisition and incremental international properties.
In constant currency, system-wide RevPAR decreased 6.4%, reflecting declines of 9.3% and 1.6% in domestic and international RevPAR, respectively. Including the impact of foreign currency, RevPAR declined 9.2% in the fourth quarter of 2008.
Property management reimbursable revenues were $21 million and marketing/reservation revenues, including Wyndham Rewards revenues, were $63 million in the fourth quarter of 2008, compared with $28 million and $65 million, respectively, in the fourth quarter of 2007; these items contribute little, if any, margin.
Fourth quarter 2008 EBITDA was $38 million, a 22% decline compared with the fourth quarter of 2007, primarily driven by a $16 million non-cash impairment charge and a decline in worldwide RevPAR, partly offset by cost containment initiatives. Excluding the impairment charge, adjusted fourth quarter 2008 EBITDA would have been $54 million, a 10% increase over the prior year.
As of December 31, 2008, the Company’s hotel system consisted of approximately 592,900 rooms and 7,040 properties, of which 21% were international, with a development pipeline of approximately 990 hotels and 111,000 rooms, of which 55% were new construction and 42% were international.
Vacation Exchange and Rentals (Group RCI)
Revenues were $250 million in the fourth quarter of 2008, an 11% decrease compared with the fourth quarter of 2007, reflecting a decline in exchange transactions and lower average pricing due to transactional mix and unfavorable foreign currency. In constant currency, revenues decreased 3%.
Vacation rental revenues were $113 million, a 10% decrease compared with the fourth quarter of 2007. Excluding the unfavorable impact of foreign currency translation, net revenues generated from rental transactions and related services were flat.
Annual dues and exchange revenues were $101 million, a 9% decline compared with the fourth quarter of 2007, or a 3% decrease excluding the unfavorable effect of foreign currency translation. The results, excluding foreign currency, reflect a 6% decline in revenue per member, partially offset by a 3% increase in the average number of members.

Other ancillary revenues were $36 million, a 16% decrease compared with the fourth quarter of 2007, reflecting lower travel service revenues and an unfavorable foreign currency translation impact.
Fourth quarter 2008 EBITDA was ($4) million compared with fourth quarter 2007 EBITDA of $56 million, reflecting $24 million of currency conversion losses related to the transfer of cash from our Venezuela operations, $21 million of non-cash impairment charges relating to intangible and other fixed assets, a $15 million non-cash impairment of a non-performing investment and $7 million of restructuring costs. Excluding the above mentioned special items adjusted fourth quarter EBITDA was $63 million, a 13% increase over the prior year, this includes $10 million of net favorable foreign currency impact.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest (VOI) sales were $432 million for the fourth quarter of 2008, down 11% compared with the fourth quarter of 2007. This decrease was primarily driven by the previously announced realignment initiative that included a refocusing of the Company’s sales and marketing efforts resulting in fewer tours.
Consumer finance revenues increased $16 million to $112 million in the fourth quarter of 2008, up 17% compared with the fourth quarter of 2007, reflecting continued growth in the portfolio.
Reported revenues were $492 million in the fourth quarter of 2008, down 15% compared with the fourth quarter of 2007, primarily reflecting a higher provision for loan losses, lower tour flow and volume per guest (VPG) due to the reduction of the business. During the fourth quarter of 2008, the Company recognized $14 million of previously deferred revenue, while in the fourth quarter of 2007 reported revenues were reduced by $21 million of deferred revenue under the percentage-of-completion method of accounting.
EBITDA for the fourth quarter of 2008 was a loss of $1.3 billion, compared with earnings of $99 million in the fourth quarter of 2007, driven by the $1.3 billion non-cash goodwill impairment charge. Excluding $66 million of restructuring costs and $1.3 billion of impairment charges, adjusted fourth quarter 2008 EBITDA was $91 million or down 8% versus the prior year.
Other Items
Interest expense increased $5 million to $22 million during the fourth quarter of 2008 compared with the fourth quarter of 2007 reflecting higher debt and lower capitalized interest due to less vacation ownership development. Interest income for the quarter was $4 million, a $2 million increase from the comparable prior year period. Depreciation and amortization rose $3 million to $47 million.

Balance Sheet Information as of December 31, 2008:
•	Cash and cash equivalents of approximately $135 million compared with approximately $210 million at December 31, 2007

•	Vacation ownership contract receivables, net, of $3.3 billion compared with $2.9 billion at December 31, 2007

•	Vacation ownership and other inventory of approximately $1.3 billion compared with approximately $1.2 billion at December 31, 2007

•	Securitized vacation ownership debt of $1.8 billion compared with $2.1 billion at December 31, 2007

•	Other debt of $2.0 billion, compared with $1.5 billion at December 31, 2007, resulting in borrowing capacity on revolving credit facility of approximately $290 million compared with $750 million as of December 31, 2007
A schedule of debt is included in the financial tables section of this press release.
Outlook
Given the disruptions in the global economy and capital markets, and uncertainty about how these will impact employment, consumer spending and other macroeconomic drivers, guidance related to Wyndham Worldwide’s 2009 performance is subject to higher than normal levels of uncertainty.  The following guidance reflects assumptions used for internal planning purposes.  If economic conditions improve or deteriorate materially from current levels, these assumptions and our guidance may change materially.
For the first quarter of 2009, the Company expects adjusted EPS of $0.35 — $0.40 based on weighted average shares of approximately 178 million.
The Company’s full-year 2009 guidance is:
•	Revenues of $3.5 – $3.9 billion

•	Adjusted EBITDA of $760 – $810 million

•	Depreciation and amortization expense of $185 – $195 million

•	Interest expense, net of $80 – $90 million

•	Effective tax rate of approximately 39%

•	Adjusted net income of $289 – $331 million

•	Adjusted EPS of $1.61 – $1.85 based on weighted average shares of approximately 179 million
All guidance excludes legacy items and restructuring costs, if any, which may have a positive or negative impact on reported results.
Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Friday, February 13, 2009 at 8:30 a.m. EST. Listeners may access the webcast live through the Company’s web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the web site for approximately 90 days beginning at noon EST on February 13, 2009. The conference call may also be accessed by dialing (888) 989-4394 and providing the passcode “Wyndham”. Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (866) 442-2103 beginning at noon EST on February 13, 2009 until 5 p.m. EST on March 29, 2009; callers must provide the passcode “147852”.
Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses more than 7,040 franchised hotels and approximately 592,900 hotel rooms worldwide. Group RCI offers its nearly 3.7 million members access to more than 73,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 150 vacation ownership resorts serving over 830,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 27,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures and restructuring plans.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2008. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President,	Senior Vice President,
Investor Relations	Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income/(loss) before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt), interest income and income taxes, each of which is presented on the Company’s Consolidated Statements of Operations. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income/(loss) for the three and twelve months ended December 31, 2008 and 2007:

	Three Months Ended December 31,
	2008		2007
	Net Revenues	EBITDA (c)	Net Revenues	EBITDA
Lodging	$170	$38 (d)	$176	$49
Vacation Exchange and Rentals	250	(4) (e)	280	56
Vacation Ownership	492	(1,321) (f)	576	99

Total Reportable Segments	912	(1,287)	1,032	204
Corporate and Other (a) (b)	(1)	7	—	28

Total Company	$911	$(1,280)	$1,032	$232

Reconciliation of EBITDA to Net Income/(Loss)
EBITDA		$(1,280)		$232
Depreciation and amortization		47		44
Interest expense		22		17
Interest income		(4)		(2)

Income/(loss) before income taxes		(1,345)		173
Provision for income taxes		11		69

Net income/(loss)		$(1,356)		$104

	Twelve Months Ended December 31,
	2008			2007
	Net Revenues	EBITDA	(c)	Net Revenues	EBITDA (h)
Lodging	$753	$218	(d)	$725	$223
Vacation Exchange and Rentals	1,259	248	(e)	1,218	293
Vacation Ownership	2,278	(1,074	)(f) (g)	2,425	378

Total Reportable Segments	4,290	(608)		4,368	894
Corporate and Other (a) (b)	(9)	(27)		(8)	(11)

Total Company	$4,281	$(635)		$4,360	$883

Reconciliation of EBITDA to Net Income/(Loss)

EBITDA		$(635)			$883
Depreciation and amortization		184			166
Interest expense		80			73
Interest income		(12)			(11)

Income/(loss) before income taxes		(887)			655
Provision for income taxes		187			252

Net income/(loss)		$(1,074)			$403

(a)	Includes the elimination of transactions between segments.

(b)	Includes $14 million and $41 million of a net benefit during the three months ended December 31, 2008 and 2007, respectively, and $18 million and $46 million of a net benefit during the twelve months ended December 31, 2008 and 2007, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes restructuring costs of $7 million and $66 million for Vacation Exchange and Rentals and Vacation Ownership, respectively, during the three months ended December 31, 2008 and $4 million, $9 million and $66 million for Lodging, Vacation Exchange and Rentals and Vacation Ownership, respectively, during the twelve months ended December 31, 2008.

(d)	Includes a non-cash impairment charge of $16 million ($10 million, net of tax) related to the write down of franchise agreements of one of the Company’s brands.

(e)	Includes (i) non-cash impairment charges of $36 million ($28 million, net of tax) due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture and (ii) a cash charge of $24 million ($24 million, net of tax) due to foreign currency losses.

(f)	Includes (i) a non-cash goodwill impairment charge of $1,342 million ($1,337 million, net of tax) to reflect reduced future cash flow estimates and (ii) a non-cash impairment charge of $4 million ($3 million, net of tax) related to the termination of a development project.

(g)	Includes a non-cash impairment charge of $28 million ($17 million, net of tax) due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(h)	Includes 2007 separation and related costs of $9 million and $7 million for Vacation Ownership and Corporate and Other, respectively.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net revenues
Vacation ownership interest sales	$309	$383	$1,463	$1,666
Service fees and membership	360	387	1,705	1,619
Franchise fees	113	118	514	523
Consumer financing	112	96	426	358
Other	17	48	173	194

Net revenues	911	1,032	4,281	4,360

Expenses
Operating	337	387	1,622	1,632
Cost of vacation ownership interests	52	80	278	376
Consumer financing interest (a)	37	33	131	110
Marketing and reservation	171	199	830	831
General and administrative (b)	124	100	561	519
Separation and related costs (c)	—	—	—	16
Goodwill and other impairments (d)	1,398	—	1,426	—
Restructuring costs (e)	73	—	79	—
Depreciation and amortization	47	44	184	166

Total expenses	2,239	843	5,111	3,650

Operating income/(loss)	(1,328)	189	(830)	710
Other income, net	(1)	1	(11)	(7)
Interest expense	22	17	80	73
Interest income	(4)	(2)	(12)	(11)

Income/(loss) before income taxes	(1,345)	173	(887)	655
Provision for income taxes	11	69	187	252

Net income/(loss)	$(1,356)	$104	$(1,074)	$403

Earnings/(losses) per share
Basic	$(7.63)	$0.59	$(6.05)	$2.22
Diluted	(7.63)	0.58	(6.05)	2.20

Weighted average shares outstanding
Basic	178	178	178	181
Diluted	178	179	178	183

(a)	Prior to periods ending September 30, 2008, such amounts were included as a component of Operating Expenses.

(b)	Includes (i) $14 million and $41 million of a net benefit during the three months ended December 31, 2008 and 2007, respectively, and $18 million and $46 million of a net benefit during the twelve months ended December 31, 2008 and 2007, respectively, related to the resolution of and loss to certain contingent liabilities and assets and (ii) a cash charge of $24 million ($24 million, net of tax) for Vacation Exchange and Rentals due to foreign currency losses.

(c)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amount, net of tax, was $10 million during the twelve months ended December 31, 2007.

(d)	Represents (i) a non-cash goodwill impairment charge of $1,342 million ($1,337 million, net of tax) for Vacation Ownership to reflect reduced future cash flow estimates, (ii) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (iii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iv) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project during the three and twelve months ended December 31, 2008. The twelve months ended December 31, 2008 also includes a non-cash impairment charge of $28 million ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(e)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during 2008. Such amounts, net of tax, were $45 million and $49 million during the three and twelve months ended December 31, 2008, respectively.

Table 3
(1 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2008	551,100	551,500	583,400	592,900	N/A
	2007	539,300	541,700	540,900	550,600	N/A
	2006	525,500	535,900	533,700	543,200	N/A
	2005	519,300	516,000	512,000	532,700	N/A

RevPAR	2008	$32.21	$38.87	$41.93	$30.03	$35.74
	2007	$31.35	$38.35	$43.10	$33.09	$36.48
	2006	$30.45	$36.97	$40.82	$31.41	$34.95
	2005	$25.53	$31.91	$36.86	$29.72	$31.00

Royalty, Marketing and Reservation Revenue (in 000s)	2008	$104,162	$127,238	$145,502	$105,803	$482,709
	2007	$105,426	$129,453	$146,290	$107,870	$489,041
	2006	$102,741	$125,409	$138,383	$104,505	$471,039
	2005	$84,704	$104,281	$119,829	$99,804	$408,620

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2008	3,632	3,682	3,673	3,693	3,670
	2007	3,474	3,506	3,538	3,588	3,526
	2006	3,292	3,327	3,374	3,429	3,356
	2005	3,148	3,185	3,233	3,271	3,209

Annual Dues and Exchange Revenue Per Member	2008	$150.84	$128.91	$124.51	$109.56	$128.37
	2007	$155.60	$132.33	$131.38	$124.59	$135.85
	2006	$152.10	$130.37	$132.31	$128.13	$135.62
	2005	$159.12	$134.98	$125.64	$124.05	$135.76

Vacation Rental Transactions (in 000s)	2008	387	319	360	282	1,347
	2007	398	326	360	293	1,376
	2006	385	310	356	293	1,344
	2005	367	311	344	278	1,300

Average Net Price Per Vacation Rental	2008	$412.74	$477.63	$553.69	$400.09	$463.10
	2007	$349.73	$415.71	$506.78	$426.93	$422.83
	2006	$312.51	$374.91	$442.75	$356.16	$370.93
	2005	$331.37	$363.14	$412.66	$325.62	$359.27

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000	$1,396,000

Tours	2008	255,000	314,000	334,000	240,000	1,143,000
	2007	240,000	304,000	332,000	268,000	1,144,000
	2006	208,000	273,000	312,000	254,000	1,046,000
	2005	195,000	250,000	272,000	217,000	934,000

Volume Per Guest (VPG)	2008	$1,668	$1,583	$1,550	$1,630	$1,602
	2007	$1,607	$1,596	$1,545	$1,690	$1,606
	2006	$1,475	$1,426	$1,434	$1,623	$1,486
	2005	$1,349	$1,284	$1,349	$1,507	$1,368

Note:	Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008), Baymont Inn & Suites (April 2006) and Wyndham Hotels and Resorts (October 2005) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under the CHI Limited joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Royalty, Marketing and Reservation Revenues: Royalty, marketing and reservation revenues are typically based on a percentage of the gross room revenues of each hotel. Royalty revenue is generally a fee charged to each franchised or managed hotel for the use of one of our trade names, while marketing and reservation revenues are fees that we collect and are contractually obligated to spend to support marketing and reservation activities. Marketing and reservation fees are also included in Table 4 within Marketing, Reservation and Wyndham Rewards Revenues.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2008	6,550	6,560	6,970	7,040	N/A
	2007	6,450	6,460	6,460	6,540	N/A
	2006	6,300	6,440	6,420	6,470	N/A
	2005	6,400	6,380	6,350	6,350	N/A

Marketing, Reservation and Wyndham Rewards Revenues (in 000s) (c)	2008	$62,200	$76,507	$85,491	$62,608	$286,807
	2007	$61,369	$74,575	$84,820	$65,208	$285,973
	2006	$58,572	$70,931	$78,856	$61,135	$269,495
	2005	$45,066	$56,558	$65,812	$58,053	$225,491

Property Management Reimbursable Revenue (in 000s) (d)	2008	$27,128	$26,326	$24,973	$21,472	$99,899
	2007	$15,624	$22,338	$25,612	$28,414	$91,987
	2006	$15,732	$19,935	$17,210	$16,263	$69,142
	2005	$—	$—	$—	$17,291	$17,291

Vacation Ownership
Deferred Revenues (in 000s) (e)	2008	$(81,716)	$(5,240)	$(2,023)	$13,870	$(75,108)
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)
	2006	$12,708	$(221)	$(23,491)	$(10,675)	$(21,679)
	2005	$492	$(9,150)	$(5,856)	$(2,022)	$(16,536)

Provision for Loan Losses (in 000s) (f)	2008	$82,344	$112,669	$118,609	$136,090	$449,712
	2007	$60,869	$75,032	$85,762	$83,644	$305,307
	2006	$61,242	$55,872	$63,213	$78,680	$259,007
	2005	$24,652	$27,754	$44,050	$31,644	$128,101

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008), Baymont Inn & Suites (April 2006) and Wyndham Hotels and Resorts (October 2005) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Marketing and reservation fees are also included in the above table within royalty, marketing and reservation revenues. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(d)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

(e)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(f)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period. Beginning January 1, 2006, the Company recorded such provision as a contra revenue to vacation ownership interest sales on the Consolidated and Combined Statements of Income, as required by Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions.” Prior to January 1, 2006, the Company recorded such provision, net of estimated inventory recoveries, as a separate expense line item on the Combined Statements of Income and thus 2005 amounts are not comparable to 2006, 2007 and 2008 amounts.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Securitized vacation ownership debt
Term notes	$1,252	$1,437	$1,727	$1,278	$1,435
Bank conduit facility (a)	558	647	354	841	646

Securitized vacation ownership debt (b)	1,810	2,084	2,081	2,119	2,081
Less: Current portion of securitized vacation ownership debt	294	324	284	268	237

Long-term securitized vacation ownership debt	$1,516	$1,760	$1,797	$1,851	$1,844

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$797	$797	$797	$797	$797
Term loan (due July 2011)	300	300	300	300	300
Revolving credit facility (due July 2011) (d)	576	305	145	95	97
Vacation ownership bank borrowings	159	172	196	181	164
Vacation rentals capital leases	139	143	162	165	154
Other	13	12	13	14	14

Total debt	1,984	1,729	1,613	1,552	1,526
Less: Current portion of debt	169	182	207	193	175

Long-term debt	$1,815	$1,547	$1,406	$1,359	$1,351

(a)	Represents (i) a 364-day, non-recourse vacation ownership bank conduit facility with a term through November 2009 and availability of $943 million and (ii) the outstanding balance of the Company’s prior bank conduit facility that ceased operating as a revolving facility as of October 29, 2008 and will amortize in accordance with its terms, which is expected to be approximately three years.

(b)	This debt is collateralized by $2,906 million, $2,721 million, $2,723 million, $2,667 million and $2,596 million of underlying vacation ownership contract receivables and related assets at December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, respectively.

(c)	The balance at December 31, 2008 represents $800 million aggregate principal less $3 million of unamortized discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At December 31, 2008, the Company has $33 million of outstanding letters of credit and a remaining borrowing capacity of $291 million. The increase in balance from September 30, 2008 to December 31, 2008 is primarily due to the Company drawing $215 million on its revolving credit facility in conjunction with the closing of the Company’s new conduit facility during November 2008. The increase in balance from June 30, 2008 to September 30, 2008 primarily relates to amounts borrowed to fund the July 2008 acquisition of U.S. Franchise Systems, Inc. and its Microtel Inns & Suites and Hawthorn Suites hotel brands.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Three Months Ended December 31, 2008

					Average Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	82	21,724	53.2%	$111.86	$59.49

Wingate Inn	164	15,051	51.5%	$90.77	$46.76

Hawthorn Suites	90	8,423	53.1%	$86.20	$45.73

Ramada	897	114,986	48.1%	$79.31	$38.15

Baymont	227	19,090	45.4%	$64.60	$29.35

AmeriHost Inn	9	561	42.1%	$61.54	$25.92

Days Inn	1,880	152,971	43.4%	$60.17	$26.09

Super 8	2,110	130,920	47.2%	$55.82	$26.37

Howard Johnson	482	47,177	41.9%	$60.04	$25.16

Travelodge	479	36,154	41.2%	$57.40	$23.63

Microtel Inns & Suites	308	22,106	51.4%	$56.88	$29.22

Knights Inn	301	19,542	36.9%	$42.39	$15.65

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	14	4,175	N/A	N/A	N/A

Total	7,043	592,880	45.7%	$65.68	$30.03

	As of and For the Three Months Ended December 31, 2007

					Average Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	79	20,953	60.4%	$111.71	$67.44

Wingate Inn	152	13,944	56.8%	$92.25	$52.42

Ramada	874	106,978	50.9%	$83.24	$42.38

Baymont	193	16,592	43.2%	$58.92	$25.43

AmeriHost Inn	28	1,943	45.5%	$69.40	$31.60

Days Inn	1,883	153,333	46.7%	$62.19	$29.05

Super 8	2,081	128,587	51.1%	$57.77	$29.53

Howard Johnson	471	45,781	45.4%	$60.33	$27.39

Travelodge	494	36,876	44.7%	$67.25	$30.03

Knights Inn	268	18,733	37.7%	$43.35	$16.33

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	21	6,856	N/A	N/A	N/A

Total	6,544	550,576	48.6%	$68.03	$33.09

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Twelve Months Ended December 31, 2008

					Average Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	82	21,724	61.0%	$120.79	$73.67

Wingate Inn	164	15,051	59.5%	$92.29	$54.94

Hawthorn Suites	90	8,423	57.7%	$88.57	$51.14

Ramada	897	114,986	52.6%	$81.62	$42.94

Baymont	227	19,090	49.7%	$65.96	$32.80

AmeriHost Inn	9	561	47.9%	$69.87	$33.47

Days Inn	1,880	152,971	49.9%	$64.57	$32.19

Super 8	2,110	130,920	53.8%	$59.38	$31.95

Howard Johnson	482	47,177	46.9%	$64.62	$30.28

Travelodge	479	36,154	48.3%	$67.50	$32.64

Microtel Inns & Suites	308	22,106	54.3%	$60.00	$32.55

Knights Inn	301	19,542	41.0%	$43.40	$17.80

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	14	4,175	N/A	N/A	N/A

Total	7,043	592,880	51.4%	$69.52	$35.74

	As of and For the Twelve Months Ended December 31, 2007

					Average Revenue Per
			Average	Average Daily	Available Room
Brand	Number of Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	79	20,953	63.9%	$112.42	$71.88

Wingate Inn	152	13,944	64.2%	$90.23	$57.96

Ramada	874	106,978	55.1%	$78.88	$43.48

Baymont	193	16,592	52.7%	$66.60	$35.09

AmeriHost Inn	28	1,943	48.5%	$67.09	$32.51

Days Inn	1,883	153,333	52.5%	$63.37	$33.24

Super 8	2,081	128,587	56.2%	$58.35	$32.80

Howard Johnson	471	45,781	48.4%	$64.34	$31.12

Travelodge	494	36,876	50.3%	$66.60	$33.52

Knights Inn	268	18,733	41.1%	$43.53	$17.88

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	21	6,856	N/A	N/A	N/A

Total	6,544	550,576	53.7%	$67.96	$36.48

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended				Twelve Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	December 31, 2008

Reported EBITDA	$130	$221	$294	$(1,280)	$(635)
Goodwill impairment (a)	—	—	—	1,342	1,342
Other impairments (b)	28	—	—	56	84
Foreign currency losses (c)	—	—	—	24	24
Resolution of and adjustment to contingent liabilities and assets (d)	3	(7)	1	(14)	(18)
Restructuring costs (e)	—	—	6	73	79

Adjusted EBITDA	$161	$214	$301	$201	$876

Reported PreTax Income/(Loss)	$70	$160	$228	$(1,345)	$(887)
Goodwill impairment (a)	—	—	—	1,342	1,342
Other impairments (b)	28	—	—	56	84
Foreign currency losses (c)	—	—	—	24	24
Resolution of and adjustment to contingent liabilities and assets (d)	3	(7)	1	(14)	(18)
Restructuring costs (e)	—	—	6	73	79

Adjusted PreTax Income	$101	$153	$235	$136	$624

Reported Tax Provision	$(28)	$(62)	$(86)	$(11)	$(187)
Goodwill impairment (f)	—	—	—	(5)	(5)
Other impairments (f)	(11)	—	—	(15)	(26)
Foreign currency losses (f)	—	—	—	—	—
Resolution of and adjustment to contingent liabilities and assets (f)	—	3	1	7	12
Restructuring costs (f)	—	—	(2)	(28)	(30)

Adjusted Tax Provision	$(39)	$(59)	$(87)	$(52)	$(236)

Reported Net Income/(Loss)	$42	$98	$142	$(1,356)	$(1,074)
Goodwill impairment	—	—	—	1,337	1,337
Other impairments	17	—	—	41	58
Foreign currency losses	—	—	—	24	24
Resolution of and adjustment to contingent liabilities and assets	3	(4)	2	(7)	(6)
Restructuring costs	—	—	4	45	49

Adjusted Net Income	$62	$94	$148	$84	$388

Reported Diluted EPS	$0.24	$0.55	$0.80	$(7.63)	$(6.05)
Goodwill impairment	—	—	—	7.52	7.51
Other impairments	0.10	—	—	0.23	0.32
Foreign currency losses	—	—	—	0.14	0.14
Resolution of and adjustment to contingent liabilities and assets	0.01	(0.02)	0.01	(0.04)	(0.03)
Restructuring costs	—	—	0.02	0.25	0.28

Adjusted Diluted EPS	$0.35	$0.53	$0.83	$0.47	$2.18

Diluted Shares	178	178	178	178	178

Note: Amounts may not foot due to rounding.

(a)	Represents a non-cash goodwill impairment charge for Vacation Ownership to reflect reduced future cash flow estimates.

(b)	During the three months ended March 31, 2008, represents a non-cash impairment charge of $28 million ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand. During the three months ended December 31, 2008, represents (i) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (iii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iv) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project.

(c)	Represents a cash charge for Vacation Exchange and Rentals due to foreign currency losses.

(d)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(e)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during the third quarter of 2008.

(f)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended				Twelve Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	December 31, 2007

Reported EBITDA	$192	$211	$248	$232	$883
Separation and related costs (a)	6	7	3	—	16
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(41)	(46)

Adjusted EBITDA	$185	$201	$276	$191	$853

Reported PreTax Income	$139	$154	$189	$173	$655
Separation and related costs (a)	6	7	3	—	16
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(41)	(46)

Adjusted PreTax Income	$132	$144	$217	$132	$625

Reported Tax Provision	$(53)	$(58)	$(72)	$(69)	$(252)
Separation and related costs (c)	(2)	(3)	(1)	—	(6)
Resolution of and adjustment to contingent liabilities and assets (c)	4	6	(10)	20	20

Adjusted Tax Provision	$(51)	$(55)	$(83)	$(49)	$(238)

Reported Net Income	$86	$96	$117	$104	$403
Separation and related costs	4	4	2	—	10
Resolution of and adjustment to contingent liabilities and assets	(9)	(11)	15	(21)	(26)

Adjusted Net Income	$81	$89	$134	$83	$387

Reported Diluted EPS	$0.45	$0.52	$0.65	$0.58	$2.20
Separation and related costs	0.02	0.02	0.01	—	0.05
Resolution of and adjustment to contingent liabilities and assets	(0.05)	(0.06)	0.09	(0.12)	(0.14)

Adjusted Diluted EPS	$0.43	$0.49	$0.75	$0.46	$2.12

Diluted Shares	190	183	180	179	183

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended December 31, 2008

	As Reported	Goodwill Impairment		Other Impairments		Foreign Currency Losses		Legacy Adjustments		Restructuring Costs		As Adjusted
Net revenues
Vacation ownership interest sales	$309											$309
Service fees and membership	360											360
Franchise fees	113											113
Consumer financing	112											112
Other	17											17

Net revenues	911	—		—		—		—		—		911

Expenses
Operating	337											337
Cost of vacation ownership interests	52											52
Consumer financing interest	37											37
Marketing and reservation	171											171
General and administrative	124					(24	)(c)	14	(d)			114
Goodwill and other impairments	1,398	(1,342	)(a)	(56	)(b)							—
Restructuring costs	73									(73	)(e)	—
Depreciation and amortization	47											47

Total expenses	2,239	(1,342)		(56)		(24)		14		(73)		758

Operating income/(loss)	(1,328)	1,342		56		24		(14)		73		153
Other income, net	(1)											(1)
Interest expense	22											22
Interest income	(4)											(4)

Income/(loss) before income taxes	(1,345)	1,342		56		24		(14)		73		136
Provision for income taxes	11	5	(f)	15	(f)	—	(f)	(7	)(f)	28	(f)	52

Net income/(loss)	$(1,356)	$1,337		$41		$24		$(7)		$45		$84

Earnings/(losses) per share	$(7.63)	$7.52		$0.23		$0.14		$(0.04)		$0.25		$0.47

Weighted average shares outstanding	178	178		178		178		178		178		178

(a)	Represents a non-cash goodwill impairment charge for Vacation Ownership to reflect reduced future cash flow estimates.

(b)	Represents (i) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (ii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iii) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project.

(c)	Represents a cash charge for Vacation Exchange and Rentals due to foreign currency losses.

(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(e)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during 2008.

(f)	Relates to the tax effect of the adjustment.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Twelve Months Ended December 31, 2008

		Goodwill		Other		Foreign Currency		Legacy		Restructuring
	As Reported	Impairment		Impairments		Losses		Adjustments		Costs		As Adjusted
Net revenues
Vacation ownership interest sales	$1,463											$1,463
Service fees and membership	1,705											1,705
Franchise fees	514											514
Consumer financing	426											426
Other	173											173

Net revenues	4,281	—		—		—		—		—		4,281

Expenses
Operating	1,622											1,622
Cost of vacation ownership interests	278											278
Consumer financing interest	131											131
Marketing and reservation	830											830
General and administrative	561					(24	)(c)	18	(d)			555
Goodwill and other impairments	1,426	(1,342	)(a)	(84	)(b)							—
Restructuring costs	79									(79	)(e)	—
Depreciation and amortization	184											184

Total expenses	5,111	(1,342)		(84)		(24)		18		(79)		3,600

Operating income/(loss)	(830)	1,342		84		24		(18)		79		681
Other income, net	(11)											(11)
Interest expense	80											80
Interest income	(12)											(12)

Income/(loss) before income taxes	(887)	1,342		84		24		(18)		79		624
Provision for income taxes	187	5	(f)	26	(f)	—	(f)	(12	)(f)	30	(f)	236

Net income/(loss)	$(1,074)	$1,337		$58		$24		$(6)		$49		$388

Earnings/(losses) per share
Basic	$(6.05)	$7.53		$0.33		$0.14		$(0.03)		$0.28		$2.19
Diluted	(6.05)	7.51		0.32		0.14		(0.03)		0.28		2.18

Weighted average shares outstanding
Basic	178	178		178		178		178		178		178
Diluted	178	178		178		178		178		178		178

Note: EPS amounts may not foot across due to rounding.

(a)	Represents a non-cash goodwill impairment charge for Vacation Ownership to reflect reduced future cash flow estimates.

(b)	Represents (i) non-cash impairment charges of $36 million ($28 million, net of tax) for Vacation Exchange and Rentals due to trademark and fixed asset write downs related to the Company’s vacation rentals businesses and the write-off of the Company’s investment in a joint venture, (ii) a non-cash impairment charge of $28 million ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand, (iii) a non-cash impairment charge of $16 million ($10 million, net of tax) for Lodging related to the write down of franchise agreements of one of the Company’s brands and (iv) a non-cash impairment charge of $4 million ($3 million, net of tax) for Vacation Ownership related to the termination of a development project.

(c)	Represents a cash charge for Vacation Exchange and Rentals due to foreign currency losses.

(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(e)	Relates to costs incurred as a result of various strategic initiatives approved by the Company and commenced during the third quarter of 2008.

(f)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended December 31, 2007

		Legacy
	As Reported	Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$383			$383
Service fees and membership	387			387
Franchise fees	118			118
Consumer financing	96			96
Other	48			48

Net revenues	1,032	—		1,032

Expenses
Operating	387			387
Cost of vacation ownership interests	80			80
Consumer financing interest	33			33
Marketing and reservation	199			199
General and administrative	100	41	(b)	141
Depreciation and amortization	44			44

Total expenses	843	41		884

Operating income	189	(41)		148
Other income, net	1			1
Interest expense	17			17
Interest income	(2)			(2)

Income before income taxes	173	(41)		132
Provision for income taxes	69	(20	) (c)	49

Net income	$104	$(21)		$83

Earnings per share
Basic	$0.59	$(0.12)		$0.47
Diluted	0.58	(0.12)		0.46

Weighted average shares outstanding
Basic	178	178		178
Diluted	179	179		179

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of certain contingent liabilities.

(c)	Relates to the tax effect of the adjustments.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Twelve Months Ended December 31, 2007

		Separation and
		Related		Legacy
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$1,666					$1,666
Service fees and membership	1,619					1,619
Franchise fees	523					523
Consumer financing	358					358
Other	194					194

Net revenues	4,360	—		—		4,360

Expenses
Operating	1,632					1,632
Cost of vacation ownership interests	376					376
Consumer financing interest	110					110
Marketing and reservation	831					831
General and administrative	519			46	(b)	565
Separation and related costs	16	(16	)(a)			—
Depreciation and amortization	166					166

Total expenses	3,650	(16)		46		3,680

Operating income	710	16		(46)		680
Other income, net	(7)					(7)
Interest expense	73					73
Interest income	(11)					(11)

Income before income taxes	655	16		(46)		625
Provision for income taxes	252	6	(c)	(20	)(c)	238

Net income	$403	$10		$(26)		$387

Earnings per share
Basic	$2.22	$0.05		$(0.14)		$2.13
Diluted	2.20	0.05		(0.14)		2.12

Weighted average shares outstanding
Basic	181	181		181		181
Diluted	183	183		183		183

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.